Exhibit 99.2

Quarterly Supplemental Information

March 31, 2012

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-8
Key Performance Indicators	9

Financials
Balance Sheet	10
Income Statements	11-12
Funds From Operations / Adjusted Funds From Operations	13
Same Store Analysis	14-15
Capitalization Analysis	16
Debt Summary	17
Debt Detail	18
Debt Analysis	19

Operational & Portfolio Information - Office Investments
Tenant Diversification	20
Tenant Credit Rating & Lease Distribution Information	21
Leased Percentage Information	22
Rental Rate Roll Up / Roll Down Analysis	23
Lease Expiration Schedule	24
Quarterly Lease Expirations	25
Annual Lease Expirations	26
Capital Expenditures & Commitments	27
Contractual Tenant Improvements & Leasing Commissions	28
Geographic Diversification	29
Geographic Diversification by Location Type	30
Industry Diversification	31
Property Investment Activity	32
Value-Add Activity	33

Other Investments
Other Investments Detail	34

Supporting Information
Definitions	35-36
Research Coverage	37
Non-GAAP Reconciliations & Other Detail	38-41
Property Detail	42-43
Risks, Uncertainties and Limitations	44

Please refer to page 44 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Since its first acquisition in 1998, the Company has acquired $5.9 billion of office and industrial properties (inclusive of joint ventures) through March 31, 2012. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of March 31, 2012	As of December 31, 2011

Number of consolidated office properties (2)	75	79

Rentable square footage (in thousands) (2)	20,617	20,942

Percent leased (3)	84.4%	86.5%

Percent leased - stabilized portfolio (4)	87.5%	89.1%

Capitalization (in thousands):

Total debt - principal amount outstanding	$1,352,525	$1,472,525

Equity market capitalization (5)	$3,064,178	$2,941,611

Total market capitalization (5)	$4,416,703	$4,414,136

Total debt / Total market capitalization	30.6%	33.4%

Total debt / Total gross assets	25.7%	27.5%

Common stock data

High closing price during quarter	$18.91	$17.50

Low closing price during quarter	$17.18	$15.42

Closing price of common stock at period end	$17.75	$17.04

Weighted average fully diluted shares outstanding (in thousands) (6)	172,874	172,981

Shares of common stock issued and outstanding (in thousands)	172,630	172,630

Rating / outlook
Standard & Poor’s	BBB/Stable	BBB/Stable
Moody’s	Baa2/Stable	Baa2/Stable

Employees	117	116

(1)	The definition for Annualized Lease Revenue can be found on page 35.
(2)

As of March 31, 2012, our consolidated office portfolio consisted of 75 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures and our two industrial properties). During the first quarter of 2012, we sold our portfolio of assets located in the Portland, OR market, comprised of four office properties totaling 326,000 square feet and developable land totaling 18.2 acres. For additional detail on asset transactions during the first quarter of 2012, please refer to page 32.

(3)

Calculated as leased square footage on March 31, 2012 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 75 office properties and excludes industrial and unconsolidated joint venture properties. Please refer to page 22 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 33 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Based on a share price of $17.75 as of March 30, 2012.
(6)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of Directors and Chairman of Audit Committee	Director and Vice Chairman of the Board of Directors	Chief Executive Officer, President and Director

Michael R. Buchanan	Wesley E. Cantrell	Donald S. Moss
Director and Chairman of Capital Committee	Director and Chairman of Governance Committee	Director and Chairman of Compensation Committee

William H. Keogler, Jr.	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director	Director	Director

Transfer Agent	Corporate Counsel

Bank of New York Mellon Shareowner Services	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2012

Financial Results (1)

- Funds from operations (FFO) for the quarter ended March 31, 2012 was $60.0 million, or $0.35 per share (diluted), compared to $71.3 million, or $0.41 per share (diluted), for the same quarter in 2011. The decrease in FFO for the three months ended March 31, 2012 as compared to the same period in 2011 was principally related to three factors: 1) decreased operating income due to the disposition of certain assets with meaningful operating income contributions, notably 35 West Wacker Drive, and lower overall leased percentage in 2012 as compared to 2011, offset somewhat by operating income contributions from newly acquired assets, 2) reduced termination fee income of $3.3 million in 2012 as compared to 2011, and 3) the one-time recognition in 2011 of $2.6 million of deferred operating income from the 500 West Monroe Street property related to the conversion of our mezzanine loan investment collateralized by equity ownership of the building to an owned property through foreclosure. The items contributing to the reduction in FFO in 2012 as compared to 2011 are offset somewhat by $1.4 million of reduced General & Administrative expenses related primarily to increased legal expense reimbursements in 2012 as compared to 2011.

- Core funds from operations (Core FFO) for the quarter ended March 31, 2012 was $60.0 million, or $0.35 per share (diluted), compared to $71.3 million, or $0.41 per share (diluted), for the same quarter in 2011. The decrease in Core FFO for the three months ended March 31, 2012 as compared to the same period in 2011 was principally related to the items described for changes in FFO above.

- Adjusted funds from operations (AFFO) for the quarter ended March 31, 2012 was $50.1 million, or $0.29 per share (diluted), compared to $56.3 million, or $0.33 per share (diluted), for the same quarter in 2011. The decrease in AFFO for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to the items described above for the FFO variance, offset somewhat by a decrease in non-incremental capital expenditures in 2012 as compared to 2011.

- During the quarter ended March 31, 2012, the Company paid to shareholders a quarterly dividend in the amount of $0.20 per share for its common stock. The Company’s dividend payout percentage for the three months ended March 31, 2012 was 58% of Core FFO and 69% of AFFO. The dividend was reduced from an annualized $1.26 per share to $0.80 per share, an approximate $80 million reduction per annum.

Operations

- On a square footage leased basis, our total office portfolio was 84.4% leased as of March 31, 2012, as compared to 86.5% as of December 31, 2011. On a stabilized square footage leased basis, our portfolio was 87.5% leased as of March 31, 2012, as compared to 89.1% leased as of December 31, 2011. The stabilized leased percentage excludes the impact of value-add acquisitions (see page 33) that have not yet reached stabilization, including 500 West Monroe Street in Chicago, IL, 1200 Enclave Parkway in Houston, TX, The Medici in Atlanta, GA, Suwanee Gateway One in Suwanee, GA, and 400 TownPark in Lake Mary, FL. The primary reason for the decline in the leased rate for our stabilized assets between December 31, 2011 and March 31, 2012 is the net reduction of 221,000 leased square feet associated with the Sanofi-aventis US lease expiration at 200 Bridgewater Crossing in Bridgewater, NJ and the net reduction of approximately 121,000 leased square feet associated with the Marsh USA lease expiration at 500 West Monroe Street in Chicago, IL. Please refer to page 22 for additional information.

- The weighted average remaining lease term of our portfolio was 6.6 years(2) as of March 31, 2012 as compared to 6.4 years at December 31, 2011.

- During the three months ended March 31, 2012, the Company completed 810,000 square feet of leasing at our properties, inclusive of our industrial and joint venture assets. Of the total leasing activity during the quarter, we signed renewal leases for 348,000 square feet and new tenant leases for 462,000 square feet. Leases for approximately 437,000 square feet were signed for our wholly-owned office properties with an average committed capital cost of $3.15 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the quarter ended March 31, 2012 was $0.53 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $4.98.

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 35-36 for definitions of non-GAAP financial measures. See pages 13 and 38 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of March 31, 2012) is weighted based on Annualized Lease Revenue, as defined on page 35.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2012

-	During the three months ended March 31, 2012, we executed six leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
L. Perrigo Company	110 Hidden Lake Circle	Greenville, SC	300,000	2019	New (Industrial)
SSB Realty, LLC	1200 Crown Colony Drive	Quincy, MA	234,668	2024	Renewal
Savient Pharmaceuticals, Inc.	400 Bridgewater Crossing	Bridgewater, NJ	48,469	2022	New
Bipartisan Policy Center, Inc.	1225 Eye Street	Washington, D.C.	38,092	2022	Renewal / Expansion
Hospital Management Association	Sarasota Commerce Center II	Sarasota, FL	26,957	2020	New
Ingrace’s Company III, Inc.	Aon Center	Chicago, IL	21,086	2022	New

Leasing Update

-	As of December 31, 2011, there were five tenants whose leases contributed greater than 1% to our Annualized Lease Revenue and were scheduled to expire during the first quarter of 2012 or the eighteen month period following the end of the first quarter of 2012. Information regarding the leasing status of the spaces associated with those tenants' leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter Annualized Lease Revenue (%)	Expiration (2)	Current Leasing Status
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	0.0%	N/A	The tenant vacated at lease expiration. KPMG has leased 69% of the space previously leased to Kirkland & Ellis beginning in August 2012. United Healthcare has leased 16% of the space previously leased to Kirkland & Ellis beginning in September 2012. The remaining 15% of the Kirkland & Ellis space is being actively marketed for lease.
Marsh USA	500 West Monroe Street	Chicago, IL	173,290	0.0%	N/A	The tenant vacated at lease expiration. Approximately 53,000 square feet of Marsh’s space has been leased by GE; GE has the option during the first two years of the new lease term to expand up to an additional 81,000 square feet in space formerly occupied by Marsh. The Company is actively marketing the uncommitted space for lease.
Sanofi—aventis US	200 Bridgewater Crossing	Bridgewater, NJ	221,491	0.0%	N/A	The tenant vacated at lease expiration. The Company is in advanced negotiations with three tenants to lease a majority of the space previously leased by Sanofi that has not yet been re-leased.
	400 Bridgewater Crossing	Bridgewater, NJ	77,803	0.0%	N/A	The tenant vacated at lease expiration. The Company has fully leased all space previously leased by the tenant at the building.
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.9%	Q3 2012	The Company is awaiting the release of the Congressionally-approved solicitation for offers from the GSA, a key component of the Government’s space acquisition process. The Company anticipates the National Park Service to holdover in its existing space while the GSA negotiates the National Park Service's future lease.
Comptroller of the Currency	One Independence Square	Washington, D.C.	333,815	3.7%	Q2 2013	The tenant is expected to vacate at lease expiration. The Company is actively marketing the space for lease.

(1) Square footage represents the total square footage leased by the tenant at the building expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2012

-	Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates.

Tenant Name	Property	Property Location	Square Feet Leased	Estimated Commencement Date	New / Expansion
Synchronoss Technologies, Inc.	200 Bridgewater Crossing	Bridgewater, NJ	78,581	Q2 2012	New
US Foods, Inc.	River Corporate Center	Tempe, AZ	133,225	Q2 2012	New
KPMG	Aon Center	Chicago, IL	235,189	Q3 2012	New
United Healthcare Services, Inc.	Aon Center	Chicago, IL	54,634	Q3 2012	New
GE (1)	500 West Monroe Street	Chicago, IL	86,028	Q4 2012 - Q4 2014	Expansion
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	63,402	Q4 2013	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	149,432	Q2 2014	New

(1) The square footage presented includes the 19th floor premises, which is currently leased by GE. GE will not lease that space upon the commencement of the renewal term, but it is required to lease that space one year after the commencement of the renewal term.

Financing and Capital Activity

-	As of March 31, 2012, our ratio of debt to total gross assets was 25.7%, our ratio of debt to gross real estate assets was 29.5%, and our ratio of debt to total market capitalization was 30.6%. These debt ratios are based on total principal amount outstanding for our various loans at March 31, 2012. Subsequent to quarter end, we repaid the $45 million loan secured by 4250 North Fairfax Drive in Arlington, VA. Our pro forma leverage ratios, after adjusting for the repayment of that debt and assuming that $25 million of repayment proceeds was from cash, are: 25.4% for debt to total gross assets, 28.9% for debt to gross real estate assets, and 30.2% for debt to total market capitalization.

-	On March 19, 2012, Piedmont completed the sale of its properties in Beaverton, OR, allowing the Company to exit the Portland, OR market and further its strategic objective of focusing on select markets. The properties, which were sold for $43.9 million, were comprised of approximately 326,000 square feet of office space and 18.2 acres of developable land. The operating income for the assets is presented in discontinued operations. Piedmont recorded a gain on the sale of properties of $17.8 million. As part of the sale transaction, Piedmont provided $19 million in seller financing to the buyer, NIKE, Inc. The interest-only loan to NIKE bears interest at 8.73% and has a maturity date of October 31, 2012.

-	On January 9, 2012, Piedmont repaid a $140 million loan secured by 500 West Monroe Street in Chicago, IL. The loan was open to prepayment without any yield maintenance requirements. The repayment of the loan allowed Piedmont to further its strategic objective of decreasing its secured debt borrowings in relation to its total borrowings.

-	On February 28, 2012, the Board of Directors of Piedmont declared dividends for the first quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on March 9, 2012. The dividends were paid on March 22, 2012.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of March 31, 2012

-	During the first quarter of 2012, no additional purchases were made under the company’s stock repurchase program. Since the program’s inception last fall, the Company has repurchased a total of 199,400 shares at an average price of $16.24 per share. Any future repurchases of the Company’s common stock will be made at the discretion of the Company.

-	The trial date for the ongoing shareholder litigation has been postponed. Piedmont believes that the case is without merit and intends to continue to vigorously defend the complaint. See Piedmont’s Form 10-Q dated as of March 31, 2012 for further disclosure.

Subsequent Events

-	On May 1, 2012, Piedmont repaid a $45 million loan secured by 4250 North Fairfax Drive in Arlington, VA. The loan was open to prepayment without any yield maintenance requirements. The repayment of the loan allowed Piedmont to further its strategic objective of decreasing its secured debt borrowings in relation to its total borrowings. Please see Financing and Capital Activity above for pro forma leverage ratios, which take into account the repayment of this debt.

-	On May 2, 2012, the Board of Directors of Piedmont declared dividends for the second quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on June 1, 2012. The dividends are to be paid on June 22, 2012.

Guidance for 2012

-	The following financial guidance for calendar year 2012 remains unchanged and is based on management’s expectations at this time:

Low High
Core Funds from Operations	$234 - $250 million
Core Funds from Operations per diluted share	$1.35 - $1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections, including the disposition of 35 West Wacker Drive which contributed approximately $0.13 per share of funds from operations in 2011. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 35-36 and reconciliations are provided on pages 38-40.

	Three Months Ended
Selected Operating Data	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Percent leased (1)	84.4%	86.5%	86.4%	86.5%	87.3%

Percent leased - stabilized portfolio (1) (2)	87.5%	89.1%	88.8%	89.0%	89.4%

Rental income	$105,758	$106,447	$104,936	$103,681	$100,322

Total revenues	$133,197	$136,478	$133,307	$136,054	$131,450

Total operating expenses	$98,284	$103,706	$96,568	$100,221	$90,804

Real estate operating income	$34,913	$32,772	$36,739	$35,833	$40,646

Core EBITDA	$76,680	$82,523	$86,941	$84,729	$88,774

Core FFO	$60,043	$65,270	$69,203	$65,843	$71,281

Core FFO per share - diluted	$0.35	$0.38	$0.40	$0.38	$0.41

AFFO	$50,113	$44,728	$50,988	$50,578	$56,311

AFFO per share - diluted	$0.29	$0.26	$0.29	$0.29	$0.33

Gross dividends	$34,526	$54,441	$54,441	$54,440	$54,387

Dividends per share	$0.200	$0.315	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,657,677	$3,704,051	$3,926,638	$3,899,639	$3,892,087

Total gross real estate assets	$4,590,544	$4,615,812	$4,875,854	$4,828,700	$4,804,988

Total assets	$4,326,698	$4,447,834	$4,613,118	$4,560,206	$4,563,272

Net debt (3)	$1,298,738	$1,323,796	$1,600,650	$1,583,812	$1,529,603

Total liabilities	$1,550,040	$1,674,406	$1,896,195	$1,838,983	$1,809,755

Ratios

Core EBITDA margin (4)	57.1%	55.8%	59.8%	56.1%	60.6%

Fixed charge coverage ratio (5) (6)	4.6 x	4.7 x	4.9 x	4.4 x	5.2 x

Net debt to core EBITDA (6) (7)	4.2 x	4.0 x	4.6 x	4.7 x	4.3 x

(1) Please refer to page 22 for additional leased percentage information.

(2) Please refer to page 33 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.

(3) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. As of the first quarter of 2011, net debt includes $185 million of secured debt associated with 500 West Monroe Street which was acquired March 31, 2011; $45 million of that debt was repaid during the fourth quarter of 2011 and the remaining $140 million was repaid during the first quarter of 2012. Each quarter prior to the fourth quarter of 2011 includes $120 million of debt associated with 35 West Wacker Drive, an asset sold in December 2011.

(4) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(5) The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(6) The change in Piedmont’s debt coverage ratios during 2011 was primarily attributable to $185 million of additional debt assumed with the acquisition of 500 West Monroe Street in March 2011 and the related interest expense; $45 million of this debt was repaid on November 17, 2011, and the remaining $140 million was repaid on January 9, 2012.

(7) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Assets:
Real estate, at cost:
Land assets	$631,745	$640,196	$693,229	$693,962	$688,103
Buildings and improvements	3,750,475	3,759,596	3,930,126	3,894,258	3,865,239
Buildings and improvements, accumulated depreciation	(813,679)	(792,342)	(807,917)	(792,881)	(770,147)
Intangible lease asset	191,599	198,667	232,973	225,182	238,504
Intangible lease asset, accumulated amortization	(119,188)	(119,419)	(141,299)	(136,180)	(142,754)
Construction in progress	16,725	17,353	19,526	15,298	13,142

Total real estate assets	3,657,677	3,704,051	3,926,638	3,899,639	3,892,087
Investment in unconsolidated joint ventures	37,901	38,181	38,391	41,271	41,759
Cash and cash equivalents	28,679	139,690	16,128	21,404	42,151
Tenant receivables, net of allowance for doubtful accounts	24,932	24,722	32,066	31,143	29,726
Straight line rent receivable	106,723	104,801	110,818	107,463	103,854
Notes receivable	19,000	-	-	-	-
Due from unconsolidated joint ventures	449	788	643	537	594
Escrow deposits and restricted cash	25,108	9,039	47,747	32,309	30,771
Prepaid expenses and other assets	12,477	9,911	13,978	14,577	11,967
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	5,187	5,977	4,788	4,396	5,374
Deferred lease costs, less accumulated amortization	228,468	230,577	241,824	227,370	224,892

Total assets	$4,326,698	$4,447,834	$4,613,118	$4,560,206	$4,563,272

Liabilities:
Line of credit and notes payable	$1,352,525	$1,472,525	$1,664,525	$1,637,054	$1,601,112
Accounts payable, accrued expenses, and accrued capital expenditures	116,292	122,986	143,106	126,111	122,769
Deferred income	32,031	27,321	32,514	32,161	38,990
Intangible lease liabilities, less accumulated amortization	46,640	49,037	56,050	43,657	46,517
Interest rate swap	2,552	2,537	-	-	367

Total liabilities	1,550,040	1,674,406	1,896,195	1,838,983	1,809,755

Stockholders’ equity:
Common stock	1,726	1,726	1,728	1,728	1,727
Additional paid in capital	3,664,202	3,663,662	3,663,155	3,662,522	3,661,570
Cumulative distributions in excess of earnings	(888,331)	(891,032)	(952,370)	(948,956)	(915,543)
Other comprehensive loss	(2,552)	(2,537)	-	(44)	(465)

Piedmont stockholders’ equity	2,775,045	2,771,819	2,712,513	2,715,250	2,747,289
Non-controlling interest	1,613	1,609	4,410	5,973	6,228

Total stockholders’ equity	2,776,658	2,773,428	2,716,923	2,721,223	2,753,517

Total liabilities, redeemable common stock and stockholders’ equity	$4,326,698	$4,447,834	$4,613,118	$4,560,206	$4,563,272

Common stock outstanding at end of period	172,630	172,630	172,827	172,827	172,658

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Revenues:
Rental income	$105,758	$106,447	$104,936	$103,681	$100,322
Tenant reimbursements	26,741	29,431	28,294	30,663	26,894
Property management fee revenue	574	281	110	363	830
Other rental income	124	319	(33)	1,347	3,404

Total revenues	133,197	136,478	133,307	136,054	131,450

Operating expenses:
Property operating costs	52,782	55,165	50,846	52,986	48,817
Depreciation	27,453	26,878	26,155	25,786	25,037
Amortization	12,792	15,459	14,891	14,107	10,338
General and administrative	5,257	6,204	4,676	7,342	6,612

Total operating expenses	98,284	103,706	96,568	100,221	90,804

Real estate operating income	34,913	32,772	36,739	35,833	40,646

Other income (expense):
Interest expense	(16,537)	(16,179)	(16,236)	(17,762)	(15,640)
Interest and other income (expense)	97	(357)	(91)	(238)	3,459
Equity in income of unconsolidated joint ventures	170	587	485	338	209
Gain / (loss) on consolidation of variable interest entity	-	-	-	(388)	1,920
Gain / (loss) on extinguishment of debt	-	1,039	-	-	-

Total other income (expense)	(16,270)	(14,910)	(15,842)	(18,050)	(10,052)

Income from continuing operations	18,643	17,862	20,897	17,783	30,594

Discontinued operations:
Operating income, excluding impairment loss	758	5,261	3,377	3,248	3,377
Gain / (loss) on sale of properties	17,830	95,901	26,756	-	-

Income / (loss) from discontinued operations (1)	18,588	101,162	30,133	3,248	3,377

Net income	37,231	119,024	51,030	21,031	33,971

Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)

Net income attributable to Piedmont	$37,227	$119,020	$51,026	$21,027	$33,967

Weighted average common shares outstanding - diluted	172,874	173,036	173,045	172,986	172,955

Net income per share available to common stockholders - diluted	$0.22	$0.69	$0.29	$0.12	$0.20

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; and Deschutes, Rhein, Rogue, and Willamette in Beaverton, OR, which were all sold on March 19, 2012.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2012	3/31/2011	Change	Change
Revenues:
Rental income	$105,758	$100,322	$5,436	5.4%
Tenant reimbursements	26,741	26,894	(153)	-0.6%
Property management fee revenue	574	830	(256)	-30.8%
Other rental income	124	3,404	(3,280)	-96.4%

Total revenues	133,197	131,450	1,747	1.3%

Operating expenses:
Property operating costs	52,782	48,817	(3,965)	-8.1%
Depreciation	27,453	25,037	(2,416)	-9.6%
Amortization	12,792	10,338	(2,454)	-23.7%
General and administrative	5,257	6,612	1,355	20.5%

Total operating expenses	98,284	90,804	(7,480)	-8.2%

Real estate operating income	34,913	40,646	(5,733)	-14.1%

Other income (expense):
Interest expense	(16,537)	(15,640)	(897)	-5.7%
Interest and other income (expense)	97	3,459	(3,362)	-97.2%
Equity in income of unconsolidated joint ventures	170	209	(39)	-18.7%
Gain / (loss) on consolidation of variable interest entity	-	1,920	(1,920)	-100.0%
Gain / (loss) on extinguishment of debt	-	-	-	0.0%

Total other income (expense)	(16,270)	(10,052)	(6,218)	-61.9%

Income from continuing operations	18,643	30,594	(11,951)	-39.1%

Discontinued operations:
Operating income, excluding impairment loss	758	3,377	(2,619)	-77.6%
Gain / (loss) on sale of properties	17,830	-	17,830	0.0%

Income / (loss) from discontinued operations (1)	18,588	3,377	15,211	450.4%

Net income	37,231	33,971	3,260	9.6%

Less: Net income attributable to noncontrolling interest	(4)	(4)	-	0.0%

Net income attributable to Piedmont	$37,227	$33,967	$3,260	9.6%

Weighted average common shares outstanding - diluted	172,874	172,955

Net income per share available to common stockholders - diluted	$0.22	$0.20

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; and Deschutes, Rhein, Rogue, and Willamette in Beaverton, OR, which were all sold on March 19, 2012.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended
	3/31/2012	3/31/2011
Net income attributable to Piedmont	$37,227	$33,967

Depreciation (1) (2)	27,809	27,154
Amortization (1)	12,840	12,106
(Gain) / loss on sale of properties (1)	(17,830)	-
(Gain) / loss on consolidation of VIE	-	(1,920)

Funds from operations	60,046	71,307

Acquisition costs	(3)	(26)

Core funds from operations	60,043	71,281

Depreciation of non real estate assets	93	170
Stock-based and other non-cash compensation expense	334	968
Deferred financing cost amortization (1)	803	607
Straight-line effects of lease revenue (1)	(1,565)	2,237
Amortization of lease-related intangibles (1)	(1,532)	(1,363)
Income from amortization of discount on purchase of mezzanine loans	-	(484)
Acquisition costs	3	26
Non-incremental capital expenditures (3)	(8,066)	(17,131)

Adjusted funds from operations	$50,113	$56,311

Weighted average common shares outstanding - diluted	172,874	172,955

Funds from operations per share (diluted)	$0.35	$0.41
Core funds from operations per share (diluted)	$0.35	$0.41
Adjusted funds from operations per share (diluted)	$0.29	$0.33

(1)	Includes adjustments for wholly-owned properties, including discontinued operations, and for our proportionate ownership in unconsolidated joint ventures.

(2)	Excludes depreciation of non real estate assets.

(3)

Non-incremental capital expenditures are defined on page 36. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended
	3/31/2012	3/31/2011
Net income attributable to Piedmont	$37,227	$33,967

Net income attributable to noncontrolling interest	4	123
Interest expense	16,537	17,174
Depreciation (1)	27,902	27,324
Amortization (1)	12,840	12,106
(Gain) / loss on sale of properties (1)	(17,830)	-
(Gain) / loss on consolidation of VIE	-	(1,920)

Core EBITDA	76,680	88,774

General & administrative expenses (1)	5,318	6,704
Management fee revenue	(574)	(830)
Interest and other income (1)	(97)	(3,460)
Lease termination income	(124)	(3,404)
Lease termination expense - straight line rent & acquisition intangibles write-offs	100	436
Straight-line effects of lease revenue (1)	(1,664)	1,972
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,532)	(1,534)

Core net operating income - cash basis	78,107	88,658

Net operating income from:
Acquisitions (2)	(3,150)	2
Dispositions (3)	(954)	(7,327)
Industrial properties	(242)	(237)
Unconsolidated joint ventures	(590)	(658)

Same Store NOI - Cash Basis	$73,171	$80,438

Change period over period	-9.0%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended
	3/31/2012		3/31/2011
	$	%	$	%

Washington, D.C. (4)	$19,040	26.0	$18,021	22.4
New York (5)	12,310	16.8	13,582	16.9
Chicago (6)	9,429	12.9	12,392	15.4
Minneapolis	4,990	6.8	5,040	6.3
Dallas	3,803	5.2	3,816	4.7
Los Angeles	3,617	5.0	3,768	4.7
Boston (7)	2,547	3.5	3,871	4.8
Other (8)	17,435	23.8	19,948	24.8

Total	$73,171	100.0	$80,438	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; and 400 TownPark in Lake Mary, FL purchased on November 10, 2011.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; and Deschutes, Rhein, Rogue, and Willamette in Beaverton, OR, sold on March 19, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to increased rental revenue principally attributable to the commencement of the NASA swing space lease at 1201 Eye Street in Washington, D.C. as well as an increase in revenue due to a rental rate increase associated with the lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C.

(5) The decrease in the New York Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to partial lease terminations with Sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ in order to allow for the execution of new long-term leases to backfill the terminated spaces in advance of the March 2012 Sanofi-aventis lease expirations.

(6) The decrease in Chicago Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL. The loss of the Zurich lease contributed approximately $2.7 million to the quarter's variance and the loss of the Kirkland & Ellis lease contributed approximately $2.5 million to the quarter's variance. These negative contributors are offset somewhat by the commencement of several new leases during the last year.

(7) The decrease in Boston Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily due to a rental abatement concession associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA. The renewal period for the State Street Bank lease commenced in April 2011.

(8) The decrease in Other Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily attributable to two factors: 1) a rental abatement concession in 2012 associated with a new lease with Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI, and 2) a rental abatement concession in 2012 associated with a new lease with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended
	3/31/2012	3/31/2011
Net income attributable to Piedmont	$37,227	$33,967

Net income attributable to noncontrolling interest	4	123
Interest expense	16,537	17,174
Depreciation (1)	27,902	27,324
Amortization (1)	12,840	12,106
(Gain) / loss on sale of properties (1)	(17,830)	-
(Gain) / loss on consolidation of VIE	-	(1,920)

Core EBITDA	76,680	88,774

General & administrative expenses (1)	5,318	6,704
Management fee revenue	(574)	(830)
Interest and other income (1)	(97)	(3,460)
Lease termination income	(124)	(3,404)
Lease termination expense - straight line rent & acquisition intangibles write-offs	100	436

Core net operating income - accrual basis	81,303	88,220

Net operating income from:
Acquisitions (2)	(4,190)	1
Dispositions (3)	(921)	(8,521)
Industrial properties	(254)	(256)
Unconsolidated joint ventures	(564)	(616)

Same Store NOI - Accrual Basis	$75,374	$78,828

Change period over period	-4.4%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended
	3/31/2012		3/31/2011
	$	%	$	%

Washington, D.C. (4)	$20,448	27.1	$18,076	23.0
New York (5)	12,593	16.7	13,627	17.3
Chicago (6)	9,130	12.1	12,090	15.3
Minneapolis (7)	5,333	7.1	6,006	7.6
Dallas	3,924	5.2	4,039	5.1
Los Angeles	3,795	5.1	3,889	4.9
Boston (8)	2,871	3.8	3,524	4.5
Other	17,280	22.9	17,577	22.3

Total	$75,374	100.0	$78,828	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; and 400 TownPark in Lake Mary, FL purchased on November 10, 2011.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; and Deschutes, Rhein, Rogue, and Willamette in Beaverton, OR, sold on March 19, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily attributable to three factors: 1) increased rental revenue principally attributable to the commencement of the NASA swing space lease at 1201 Eye Street in Washington, D.C., 2) an increase in revenue due to a rental rate increase associated with the lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C., and 3) increased rental revenue as a result of the commencement of the Henry M. Jackson Foundation lease at Piedmont Pointe I and II in Bethesda, MD.

(5) The decrease in the New York Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to partial lease terminations with Sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ in order to allow for the execution of new long-term leases to backfill the terminated spaces in advance of the March 2012 Sanofi-aventis lease expirations.

(6) The decrease in Chicago Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL. The loss of the Zurich lease contributed approximately $2.5 million to the quarter’s variance and the loss of the Kirkland & Ellis lease contributed approximately $2.5 million to the quarter’s variance. These negative contributors are offset somewhat by the commencement of several new leases during the last year.

(7) The decrease in Minneapolis Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily related to the net loss of approximately 80,000 leased square feet associated with the expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN as well as an 80,000 square foot partial lease termination by US Bank (of which approximately 40,000 square feet has yet to be re-leased) during the second quarter of 2011 at US Bancorp Center in Minneapolis, MN.

(8) The decrease in Boston Same Store Net Operating Income for the three months ended March 31, 2012 as compared to the same period in 2011 was primarily due to a rental rate reduction associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA. The renewal period for the State Street Bank lease commenced in April 2011.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of March 31, 2012	As of December 31, 2011
Common stock price (1)	$17.75	$17.04
Total shares outstanding	172,630	172,630
Equity market capitalization (1)	$3,064,178	$2,941,611
Total debt - principal amount outstanding	$1,352,525	$1,472,525
Total market capitalization (1)	$4,416,703	$4,414,136
Total debt / Total market capitalization	30.6%	33.4%
Total gross real estate assets	$4,590,544	$4,615,812
Total debt / Total gross real estate assets (2)	29.5%	31.9%
Total debt / Total gross assets (3)	25.7%	27.5%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Total debt to total gross real estate assets ratio is defined as total debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(3) Total debt to total gross assets ratio is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of March 31, 2012

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$20,000(2)	0.73%	5.0 months
Fixed Rate	1,332,525	4.61%	40.0 months

Total	$1,352,525	4.55%	39.5 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$320,000	2.57%(3)	52.6 months
Secured	1,032,525	5.17%	35.4 months

Total	$1,352,525	4.55%	39.5 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2012	$45,000(4)	$20,000	3.82%	4.8%
2013	0	0	N/A	0.0%
2014	575,000	0	4.89%	42.5%
2015	105,000	0	5.29%	7.8%
2016	167,525	300,000	3.71%	34.5%
2017	140,000	0	5.76%	10.4%

Total	$1,032,525	$320,000	4.55%	100.0%

(1) All of Piedmont’s outstanding debt as of March 31, 2012, was interest-only debt.

(2) Amount represents the outstanding balance as of March 31, 2012, on the $500 million unsecured line of credit.

(3) The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured line of credit and our $300 million unsecured term loan. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(4) The $45 million fixed-rate loan secured by 4250 North Fairfax Drive was paid off subsequent to quarter end without the payment of yield maintenance charges.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity	Principal Amount Outstanding as of March 31, 2012

Secured
$45.0 Million Fixed-Rate Loan (2)	4250 North Fairfax Drive	5.20%	6/1/2012	$45,000
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%	5/1/2014	200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%	5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (3)	4.84%	6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (4)	5.50%	4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%	11/1/2017	140,000

Subtotal / Weighted Average (5)		5.17%		$1,032,525

Unsecured
$500 Million Unsecured Facility (6)	N/A	0.73%(7)	8/30/2012	$20,000
$300 Million Unsecured Term Loan	N/A	2.69%(8)	11/22/2016	300,000

Subtotal / Weighted Average (5)		2.57%		$320,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		4.55%		$1,352,525

(1) All of Piedmont’s outstanding debt as of March 31, 2012, was interest-only debt.

(2) The $45 million fixed-rate loan secured by 4250 North Fairfax Drive is open for prepayment thirty days prior to maturity. Piedmont repaid the loan subsequent to quarter end on May 1, 2012.

(3) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(4) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(5) Weighted average is based on the total balance outstanding and interest rate at March 31, 2012.

(6) All of Piedmont’s outstanding debt as of March 31, 2012, was term debt with the exception of the $500 million unsecured line of credit. Piedmont has begun the process to replace this maturing facility.

(7) The interest rate on the $500 million unsecured line of credit is equal to the weighted average interest rate on all outstanding draws as of March 31, 2012. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of March 31, 2012) over the selected rate based on Piedmont’s current credit rating.

(8) The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of March 31, 2012

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.32
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.65
Maximum Secured Indebtedness Ratio	0.40	0.24
Minimum Unencumbered Leverage Ratio	1.60	6.36
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	21.65
Maximum Certain Permitted Investments Ratio (4)	0.35	0.01

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our line of credit agreement is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company's share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended March 31, 2012	Year ended December 31, 2011
Net debt to core EBITDA	4.2 x	3.9 x
Fixed charge coverage ratio (5)	4.6 x	4.8 x
Interest coverage ratio (6)	4.6 x	4.8 x

(5) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended March 31, 2012 and December 31, 2011.

(6) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended March 31, 2012 and December 31, 2011.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of March 31, 2012

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	9	(4)	$73,148	13.6	1,596	9.2
BP(5)	A / A2	1	2013	31,749	5.9	776	4.5
US Bancorp	A / Aa3	3	2014 / 2023(6)	27,675	5.1	973	5.6
State of New York	AA / Aa2	1	2019	19,405	3.6	481	2.8
Independence Blue Cross	No rating available	1	2023	14,267	2.7	761	4.4
Nestle	AA / Aa1	1	2015	13,798	2.6	392	2.2
GE	AA+ / Aa3	2	2027	12,911	2.4	393	2.3
Shaw	BBB- / Ba1	1	2018	9,836	1.8	313	1.8
City of New York	AA / Aa2	1	2020	9,403	1.7	313	1.8
Lockheed Martin	A- / Baa1	3	2014	9,320	1.7	283	1.6
DDB Needham	BBB+ / Baa1	1	2018	8,997	1.7	246	1.4
KPMG	No rating available	2	2027	8,946	1.7	277	1.6
Gallagher	No rating available	1	2018	8,013	1.5	307	1.8
Gemini	A+ / Aa3	1	2021	7,304	1.4	205	1.2
Caterpillar Financial	A / A2	1	2022	7,125	1.3	312	1.8
Raytheon	A- / A3	2	2019	6,555	1.2	440	2.5
Harvard University	AAA / Aaa	2	2017	6,515	1.2	105	0.6
KeyBank	A- / A3	2	2016	6,383	1.2	210	1.2
Edelman	No rating available	1	2024	6,094	1.1	178	1.0
Harcourt	BBB+	1	2016	6,038	1.1	195	1.1
Jones Lang LaSalle	BBB- / Baa2	1	2017	5,777	1.1	165	0.9
Qwest Communications	BB / Baa3	1	2014	5,697	1.1	161	0.9
First Data Corporation	B / B3	1	2020	5,691	1.1	195	1.1
Archon Group	A- / A1	2	2018	5,382	1.0	235	1.4
Other			Various	221,656	41.2	7,891	45.3
Total				$537,685	100.0	17,403	100.0

(1) This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor’s credit rating and the Moody’s credit rating are provided.

(3) Represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of the space is subleased to Aon Corporation.

(6) US Bank’s lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.9 million of Annualized Lease Revenue, expires in 2023. US Bancorp’s lease at US Bancorp Center for approximately 635,000 square feet, representing $18.7 million of Annualized Lease Revenue, expires in 2014.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of March 31, 2012

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$9,953	1.8
AA / Aa	179,618	33.4
A / A	105,174	19.6
BBB / Baa	74,355	13.8
BB / Ba	9,698	1.8
B / B	19,178	3.6
Below	1,248	0.2
Not rated (2)	138,461	25.8

Total	$537,685	100.0

Lease Distribution

As of March 31, 2012

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	180	34.5	$16,404	3.1	144	0.8
2,501 - 10,000	136	26.1	24,817	4.6	735	4.2
10,001 - 20,000	66	12.6	28,740	5.4	967	5.6
20,001 - 40,000	57	10.9	51,113	9.5	1,651	9.5
40,001 - 100,000	32	6.1	57,750	10.7	1,891	10.9
Greater than 100,000	51	9.8	358,861	66.7	12,015	69.0

Total	522	100.0	$537,685	100.0	17,403	100.0

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor’s credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; and 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”.

	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,124	20,942	86.5%	18,214	20,408	89.2%
New leases	621			796
Expired leases	(1,010)			(904)
Other	(7)	-		(1)	(4)

Subtotal	17,728	20,942	84.7%	18,105	20,404	88.7%

Acquisitions during period				668	1,112
Dispositions during period	(325)	(325)		-	-

As of March 31, 20xx (2) (3)	17,403	20,617	84.4%	18,773	21,516	87.3%

Same Store Analysis
Less acquisitions/dispositions after March 31, 2011 (4) (5)	(659)	(906)	72.7%	(1,685)	(1,824)	92.4%

Same Store Total (6)	16,744	19,711	84.9%	17,088	19,692	86.8%

Stabilized Portfolio Analysis
Less value-add properties (5)	(752)	(1,582)	47.5%	(668)	(1,254)	53.3%

Stabilized Total	16,651	19,035	87.5%	18,105	20,262	89.4%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2012 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of March 31, 2012, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of September 30, 2013.

(4) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(5) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 32 and 33, respectively.

(6) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 684,000 square feet for the current period and 379,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 81.5% and 84.9%, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended March 31, 2012

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	355	81%	1.7%	(4.5%)	0.2%

Leases executed for spaces excluded from analysis (5)	82	19%

(1) The population analyzed consists of office leases executed during the period (retail leases, as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets, were excluded from this analysis). Spaces that had been vacant for greater than one year were excluded from this analysis.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of March 31, 2012

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES

	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	3,215	15.6	$0	0.0	N/A
2012(2)	27,783	5.2	920	4.5	4,802	0.9	17.3
2013	67,315	12.5	1,597	7.7	21,631	4.0	32.1
2014	55,472	10.3	1,617	7.8	3,556	0.7	6.4
2015	43,364	8.1	1,543	7.5	32	0.0	0.1
2016	30,705	5.7	1,075	5.2	1,507	0.3	4.9
2017	34,487	6.4	1,097	5.3	799	0.1	2.3
2018	50,658	9.4	1,693	8.2	8,733	1.6	17.2
2019	46,269	8.6	1,759	8.5	19,405	3.6	41.9
2020	24,776	4.6	965	4.7	9,403	1.7	38.0
2021	14,323	2.7	500	2.4	0	0.0	0.0
2022	23,601	4.4	856	4.2	0	0.0	0.0
2023	31,848	5.9	1,398	6.8	0	0.0	0.0
2024	22,715	4.2	679	3.3	0	0.0	0.0
2025	3,637	0.7	164	0.8	0	0.0	0.0
Thereafter	60,732	11.3	1,539	7.5	32,438	6.1	53.4

Total / Weighted Average	$537,685	100.0	20,617	100.0	$102,306	19.0

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 15,261 square feet and Annualized Lease Revenue of $500,063, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of March 31, 2012 aggregating 32,300 square feet and Annualized Lease Revenue of $1,519,357.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Quarter

As of March 31, 2012

(in thousands)

	Q2 2012 (1)		Q3 2012		Q4 2012		Q1 2013
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	0	$0	5	$103	62	$1,218	0	$0
Austin	0	0	0	0	0	0	0	0
Boston	0	0	0	0	4	189	0	31
Central & South Florida	1	1	0	0	4	113	0	0
Chicago	17	501	79	2,508	15	480	47	1,681
Cleveland	0	0	0	0	102	1,580	0	0
Dallas	9	248	0	4	97	2,388	0	0
Denver	0	0	0	0	0	0	0	0
Detroit	21	592	0	0	0	0	0	0
Houston	0	0	0	0	11	345	0	0
Los Angeles	4	170	0	1	22	865	2	50
Minneapolis	0	0	3	112	14	404	16	516
Nashville	0	0	0	0	0	0	0	0
New York	7	178	2	70	150	3,319	11	306
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	0	0
Portland	0	0	0	0	0	0	0	0
Washington, D.C.	32	1,746	230	10,481	28	1,507	9	365

Total / Weighted Average (3)	91	$3,436	319	$13,279	509	$12,408	85	$2,949

(1) Includes leases with an expiration date of March 31, 2012 aggregating 32,300 square feet and Expiring Lease Revenue of $1,424,452. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Year

As of March 31, 2012

(in thousands)

	12/31/2012 (1)		12/31/2013		12/31/2014		12/31/2015		12/31/2016

	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	67	$1,321	19	$592	28	$591	29	$504	18	$193
Austin	0	0	0	0	0	0	0	0	195	6,042
Boston	4	189	0	31	27	1,884	135	2,791	3	185
Central & South Florida	4	114	22	568	18	449	17	384	115	2,842
Chicago	111	3,490	640	25,437	30	3,584	198	5,458	82	2,376
Cleveland	102	1,580	27	586	0	0	0	0	13	294
Dallas	107	2,639	13	338	41	1,004	284	6,357	7	150
Denver	0	0	0	0	0	0	0	0	156	2,934
Detroit	21	592	86	750	6	124	132	3,881	31	671
Houston	11	345	1	1	0	0	0	0	0	17
Los Angeles	27	1,036	74	2,590	5	1,550	425	14,799	88	2,711
Minneapolis	17	515	54	1,789	807	22,858	100	3,539	33	1,039
Nashville	0	0	0	0	0	0	0	0	0	0
New York	159	3,567	32	1,459	102	4,262	66	2,390	280	8,987
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	132	1,947	0	0
Portland	0	0	0	0	0	0	0	0	0	0
Washington, D.C.	290	13,736	629	30,618	553	19,282	25	1,100	54	2,377

Total / Weighted Average (3)	920	$29,124	1,597	$64,759	1,617	$55,588	1,543	$43,150	1,075	$30,818

(1) Includes leases with an expiration date of March 31, 2012 aggregating 32,300 square feet and Expiring Lease Revenue of $1,424,452. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 24 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures & Commitments

For the quarter ended March 31, 2012

Unaudited ($ in thousands)

	For the Three Months Ended

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Non-incremental
Bldg / construction / dev	$1,426	$3,650	$1,063	$1,315	$1,484
Tenant improvements	5,367	8,463	4,748	7,367	7,567
Leasing costs	1,273	3,279	8,718	4,667	8,080

Total non-incremental	8,066	15,392	14,529	13,349	17,131
Incremental
Bldg / construction / dev	2,241	2,040	1,646	983	1,173
Tenant improvements	5,938	10,862	7,154	4,770	3,749
Leasing costs	1,925	12,791	1,464	1,372	1,467

Total incremental	10,104	25,693	10,264	7,125	6,389

Total capital expenditures	$18,170	$41,085	$24,793	$20,474	$23,520

Tenant improvement commitments (1)
Tenant improvement commitments outstanding as of December 31, 2011					$143,814
New tenant improvement commitments related to leases executed during period					5,254
Tenant improvement expenditures				(11,305)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments				(483)
Tenant improvement commitments fulfilled, expired or other adjustments					(11,788)

Total as of March 31, 2012					$137,280

Tenant improvement commitments - Incremental capital when fulfilled					$48,071
Tenant improvement commitments - Non-incremental capital when fulfilled					89,209

Total as of March 31, 2012					$137,280

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Our revised definitions of these measures can be found on pages 35 and 36. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison.

(1) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $75.8 million, or 55% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

		For the Year Ended
	For the Three Months Ended March 31, 2012	2011	2010	2009
Renewal Leases
Number of leases	6	48	37	34
Square feet	274,518	2,280,329	1,241,481	1,568,895
Tenant improvements per square foot (1)	$0.00	$33.29	$14.40	$12.01
Leasing commissions per square foot	$1.79	$9.97	$8.40	$5.51
Total per square foot	$1.79	$43.26	$22.80	$17.52

Tenant improvements per square foot per year of lease term	$0.00	$3.93	$1.74	$1.44
Leasing commissions per square foot per year of lease term	$0.53	$1.18	$1.02	$0.66
Total per square foot per year of lease term (2)	$0.53	$5.11	$2.76	$2.10

New Leases
Number of leases	16	76	56	28
Square feet	162,166	1,588,271	866,212	700,295
Tenant improvements per square foot (1)	$20.53	$41.21	$32.65	$45.04
Leasing commissions per square foot	$20.25	$15.38	$11.28	$17.12
Total per square foot	$40.78	$56.59	$43.93	$62.16

Tenant improvements per square foot per year of lease term	$2.51	$4.19	$4.16	$4.05
Leasing commissions per square foot per year of lease term	$2.47	$1.57	$1.44	$1.54
Total per square foot per year of lease term	$4.98	$5.76	$5.60	$5.59

Total
Number of leases	22	124	93	62
Square feet	436,684	3,868,600	2,107,693	2,269,190
Tenant improvements per square foot (1)	$7.62	$36.54	$21.90	$22.21
Leasing commissions per square foot	$8.65	$12.19	$9.59	$9.09
Total per square foot	$16.27	$48.73	$31.49	$31.30

Tenant improvements per square foot per year of lease term	$1.48	$4.05	$2.70	$2.42
Leasing commissions per square foot per year of lease term	$1.67	$1.35	$1.18	$0.99
Total per square foot per year of lease term	$3.15	$5.40	$3.88	$3.41

NOTE: This information is presented for our consolidated office assets only. Short-term leases (leases for a term of less than one year) are excluded from this information.

(1) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(2) During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of March 31, 2012

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Washington, D.C.	14	$121,965	22.7	3,055	14.8	2,803	91.8
Chicago	6	119,173	22.2	4,772	23.1	3,439	72.1
New York	7	75,891	14.1	2,659	12.9	2,335	87.8
Minneapolis	4	43,293	8.1	1,612	7.8	1,473	91.4
Los Angeles	5	29,128	5.4	1,144	5.6	937	81.9
Boston	6	26,619	5.0	1,023	5.0	1,012	98.9
Dallas	7	24,831	4.6	1,276	6.2	1,139	89.3
Detroit	4	17,611	3.3	930	4.5	794	85.4
Atlanta	6	15,275	2.8	1,042	5.1	639	61.3
Philadelphia	1	14,267	2.7	761	3.7	761	100.0
Houston	2	13,544	2.5	463	2.2	431	93.1
Phoenix	4	9,074	1.7	554	2.7	467	84.3
Central & South Florida	4	7,727	1.4	476	2.3	332	69.7
Nashville	1	7,125	1.3	312	1.5	312	100.0
Austin	1	6,042	1.1	195	0.9	195	100.0
Cleveland	2	3,185	0.6	187	0.9	178	95.2
Denver	1	2,935	0.5	156	0.8	156	100.0

Total / Weighted Average	75	$537,685	100.0	20,617	100.0	17,403	84.4

Piedmont Office Realty Trust, Inc.

Geographic Diversification by Location Type

As of March 31, 2012

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)

Washington, D.C.	DC, VA, MD	9	20.2	2,574	12.5	5	2.5	481	2.3	14	22.7	3,055	14.8
Chicago	IL	2	18.8	3,647	17.7	4	3.4	1,125	5.4	6	22.2	4,772	23.1
New York	NY, NJ	1	7.3	1,027	5.0	6	6.8	1,632	7.9	7	14.1	2,659	12.9
Minneapolis	MN	1	5.2	927	4.5	3	2.9	685	3.3	4	8.1	1,612	7.8
Los Angeles	CA	3	4.4	865	4.2	2	1.0	279	1.4	5	5.4	1,144	5.6
Boston	MA	2	2.2	173	0.8	4	2.8	850	4.2	6	5.0	1,023	5.0
Dallas	TX	0	0.0	0	0.0	7	4.6	1,276	6.2	7	4.6	1,276	6.2
Detroit	MI	1	1.9	493	2.4	3	1.4	437	2.1	4	3.3	930	4.5
Atlanta	GA	2	1.7	558	2.7	4	1.1	484	2.4	6	2.8	1,042	5.1
Philadelphia	PA	1	2.7	761	3.7	0	0.0	0	0.0	1	2.7	761	3.7
Houston	TX	0	0.0	0	0.0	2	2.5	463	2.2	2	2.5	463	2.2
Phoenix	AZ	0	0.0	0	0.0	4	1.7	554	2.7	4	1.7	554	2.7
Central & South Florida	FL	0	0.0	0	0.0	4	1.4	476	2.3	4	1.4	476	2.3
Nashville	TN	1	1.3	312	1.5	0	0.0	0	0.0	1	1.3	312	1.5
Austin	TX	0	0.0	0	0.0	1	1.1	195	0.9	1	1.1	195	0.9
Cleveland	OH	0	0.0	0	0.0	2	0.6	187	0.9	2	0.6	187	0.9
Denver	CO	0	0.0	0	0.0	1	0.5	156	0.8	1	0.5	156	0.8
Total / Weighted Average		23	65.7	11,337	55.0	52	34.3	9,280	45.0	75	100.0	20,617	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of March 31, 2012

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	7	1.6	$102,306	19.0	2,400	13.8
Depository Institutions	13	3.0	50,702	9.4	1,732	9.9
Business Services	63	14.5	40,096	7.5	1,405	8.1
Petroleum Refining & Related Industries	1	0.2	31,749	5.9	776	4.4
Engineering, Accounting, Research, Management & Related Services	30	6.9	30,953	5.8	941	5.4
Nondepository Credit Institutions	13	3.0	30,903	5.7	1,096	6.3
Insurance Carriers	22	5.1	30,380	5.6	1,366	7.8
Communications	34	7.8	18,177	3.4	610	3.5
Security & Commodity Brokers, Dealers, Exchanges & Services	25	5.7	16,983	3.2	608	3.5
Educational Services	10	2.3	15,561	2.9	434	2.5
Food & Kindred Products	6	1.4	14,755	2.7	428	2.5
Transportation Equipment	4	0.9	13,827	2.6	518	3.0
Electronic & Other Electrical Equipment & Components, Except Computer	9	2.1	13,314	2.5	660	3.8
Fabricated Metal Products, Except Machinery & Transportation Equipment	4	0.9	12,322	2.3	419	2.4
Insurance Agents, Brokers & Services	7	1.6	11,504	2.1	430	2.5
Other	187	43.0	104,153	19.4	3,580	20.6

Total	435	100.0	$537,685	100.0	17,403	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of March 31, 2012

Acquisitions Over Prior Eighteen Months

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

Meridian Crossings	Richfield, MN	10/1/2010	100	1997-1998	$65,611	384	96
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	49
The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	85,300	440	100
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	19

					$454,436	2,402	62

Dispositions Over Prior Eighteen Months

Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)

111 Sylvan Avenue	Englewood Cliffs, NJ	12/8/2010	100	1953-1967	$55,000	410	100
14400 Hertz Quail Springs Parkway (2)	Oklahoma City, OK	10/15/2010	4	1997	5,300	57	100
360 Interlocken Boulevard (2)	Broomfield, CO	6/2/2011	4	1996	9,150	52	100
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	32,000	156	19
47300 Kato Road (2)	Fremont, CA	8/25/2011	78	1982	3,825	58	0
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82
35 West Wacker Drive (2)	Chicago, IL	12/15/2011	96.5	1989	401,000	1,118	100
Willamette	Beaverton, OR	3/19/2012	100	1988	7,050	73	100
Rogue	Beaverton, OR	3/19/2012	100	1998	13,550	105	100
Deschutes	Beaverton, OR	3/19/2012	100	1989	7,150	73	50
Rhein	Beaverton, OR	3/19/2012	100	1990	10,250	74	100
Portland Land Parcels	Beaverton, OR	3/19/2012	100	N/A	5,942	N/A	N/A

					$589,467	2,440	89

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented equates to the book basis for the real estate assets comprising the property. Percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont’s assumption of ownership of the asset.

(2) Sale price and rentable square footage are gross figures and have not been adjusted for Piedmont’s ownership percentage.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of March 31, 2012

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	79	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	55	49
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	33	22
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	31	19

					$290,950	1,582	48	36

(1) Property was acquired through the foreclosure of an equity ownership interest. Percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

Piedmont Office Realty Trust, Inc.

Other Investments

As of March 31, 2012

Industrial Properties	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

112 Hidden Lake Circle	Duncan, SC	100	1987		$9,524	313.4	100
110 Hidden Lake Circle	Duncan, SC	100	1987		13,928	474.0	100

					$23,452	787.4	100

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

20/20 Building	Leawood, KS	57	1992	$2,553	$4,499	68.3	91
4685 Investment Drive	Troy, MI	55	2000	5,067	9,211	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,735	19,515	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,434	10,341	148.2	57
Two Park Center	Hoffman Estates, IL	72	1999	11,142	15,498	193.7	39

				$36,931	$59,064	688.5	72

Land Parcels	Location					Acres

Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
State Highway 161	Irving, TX					4.5

						17.9

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 38-40.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives (“Leasing Costs”) incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties' operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendan Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Times Square, 26th Floor	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Paul Morgan	Anthony Paolone, CFA	David B. Rodgers, CFA
Morgan Stanley	JP Morgan	RBC Capital Markets
555 California Street, 21st Floor	277 Park Avenue	Arbor Court
San Francisco, CA 94104	New York, NY 10172	30575 Bainbridge Road, Suite 250
Phone: (415) 576-2627	Phone: (212) 622-6682	Solon, OH 44139
Phone: (440) 715-2647

Michael Knott, CFA	Stephen C. Swett
Green Street Advisors	Morgan Keegan & Co.
660 Newport Center Drive, Suite 800	535 Madison Avenue
Newport Beach, CA 92660	10th Floor
Phone: (949) 640-8780	New York, NY 10022
Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

FFO, Core FFO, & AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Net income attributable to Piedmont	$37,227	$119,020	$51,026	$21,027	$33,967

Depreciation	27,809	27,287	28,102	27,879	27,154
Amortization	12,840	15,531	16,616	15,878	12,106
(Gain) / loss on sale of properties	(17,830)	(95,901)	(26,826)	(45)	-
(Gain) / loss on consolidation of VIE	-	-	-	388	(1,920)

Funds from operations	60,046	65,937	68,918	65,127	71,307

Acquisition costs	(3)	372	285	716	(26)
(Gain) / loss on extinguishment of debt	-	(1,039)	-	-	-

Core funds from operations	60,043	65,270	69,203	65,843	71,281

Depreciation of non real estate assets	93	77	84	168	170
Stock-based and other non-cash compensation expense	334	1,730	1,111	896	968
Deferred financing cost amortization	803	649	879	1,060	607
Amortization of fair market adjustments on notes payable	-	-	471	942	-
Straight-line effects of lease revenue	(1,565)	(5,019)	(4,129)	(2,596)	2,237
Amortization of lease related intangibles	(1,532)	(2,215)	(1,817)	(1,670)	(1,363)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	-	(484)
Acquisition costs	3	(372)	(285)	(716)	26

Non-incremental capital expenditures	(8,066)	(15,392)	(14,529)	(13,349)	(17,131)

Adjusted funds from operations	$50,113	$44,728	$50,988	$50,578	$56,311

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Net income attributable to Piedmont	$37,227	$119,020	$51,026	$21,027	$33,967

Net income attributable to noncontrolling interest	4	91	135	121	123
Interest expense	16,537	17,457	17,804	19,313	17,174
Loss on extinguishment of debt	-	(1,039)	-	-	-
Depreciation	27,902	27,364	28,186	28,047	27,324
Amortization	12,840	15,531	16,616	15,878	12,106
(Gain) / loss on sale of properties	(17,830)	(95,901)	(26,826)	(45)	-
(Gain) / loss on consolidation of VIE	-	-	-	388	(1,920)

Core EBITDA	76,680	82,523	86,941	84,729	88,774

General & administrative expenses	5,318	6,241	4,747	7,392	6,704
Management fee revenue	(574)	(281)	(110)	(363)	(830)
Interest and other income	(97)	357	74	253	(3,460)
Lease termination income	(124)	(319)	33	(1,347)	(3,404)
Lease termination expense - straight line rent & acquisition intangibles write-offs	100	185	260	43	436
Straight-line effects of lease revenue	(1,664)	(5,180)	(4,296)	(2,639)	1,972
Net effect of amortization of above/(below) market in-place lease intangibles	(1,532)	(2,239)	(1,911)	(1,670)	(1,534)

Core net operating income - cash basis	78,107	81,287	85,738	86,398	88,658

Net operating income from:
Acquisitions	(3,150)	(4,489)	(3,393)	(3,446)	2
Dispositions	(954)	(5,709)	(7,152)	(7,388)	(7,327)
Industrial properties	(242)	(242)	(254)	(242)	(237)
Unconsolidated joint ventures	(590)	(1,013)	(818)	(696)	(658)

Same Store NOI - Cash Basis	$73,171	$69,834	$74,121	$74,626	$80,438

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Equity in Income of Unconsolidated JVs	$170	$587	$485	$338	$209

Interest expense	-	-	-	-	-

Depreciation	296	293	296	300	302

Amortization	41	33	33	33	30

(Gain) / loss on sale of properties	-	-	(71)	(45)	-

Core EBITDA	507	913	743	626	541

General & administrative expenses	57	49	29	27	75

Interest and other income	-	-	(1)	-	-

Core net operating income (accrual basis)	564	962	771	653	616

Straight-line effects of lease revenue	26	51	47	43	42

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	-	-	-

Core net operating income (cash basis)	$590	$1,013	$818	$696	$658

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Revenues:
Rental income	$797	$7,142	$8,419	$9,526	$9,508
Tenant reimbursements	231	4,344	3,730	5,492	5,596
Property management fee revenue	-	-	-	-	-
Other rental income	-	-	-	-	-

Total revenues	1,028	11,486	12,149	15,018	15,104

Operating expenses:
Property operating costs	106	4,641	3,619	6,366	6,335
Depreciation	153	192	1,736	1,961	1,985
Amortization	8	39	1,693	1,738	1,738
General and administrative	3	(12)	41	22	16

Total operating expenses	270	4,860	7,089	10,087	10,074

Interest expense	-	(1,278)	(1,568)	(1,551)	(1,534)
Interest and other income (expense)	-	-	16	(15)	-
Net income attributable to noncontrolling interest	-	(87)	(131)	(117)	(119)

Total other income (expense)	-	(1,365)	(1,683)	(1,683)	(1,653)

Operating income, excluding impairment loss and gain on sale	$758	$5,261	$3,377	$3,248	$3,377

Gain / (loss) on sale of properties	17,830	95,901	26,756	-	-

Income from discontinued operations	$18,588	$101,162	$30,133	$3,248	$3,377

Piedmont Office Realty Trust, Inc.

Property Detail

As of March 31, 2012

Building Name	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	91.1%	91.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	103	91.3%	91.3%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	406	71.2%	71.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%
The Dupree	Atlanta	GA	100.0%	1997	138	82.6%	82.6%
The Medici	Atlanta	GA	100.0%	2008	152	32.9%	32.9%
Metropolitan Area Subtotal / Weighted Average					1,042	61.3%	61.3%

Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%

Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	96.6%	96.6%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,023	98.9%	98.9%

Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	96.8%	96.8%
Windy Point II	Schaumburg	IL	100.0%	2001	300	15.7%	15.7%
Aon Center	Chicago	IL	100.0%	1972	2,685	81.8%	69.9%
Two Pierce Place	Itasca	IL	100.0%	1991	486	76.3%	76.3%
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	76.3%	76.3%
500 West Monroe Street	Chicago	IL	100.0%	1991	962	55.0%	48.9%
Metropolitan Area Subtotal / Weighted Average					4,772	72.1%	64.1%

Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	102	100.0%	100.0%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	89.4%	89.4%
Metropolitan Area Subtotal / Weighted Average					187	95.2%	95.2%

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	229	88.6%	86.9%
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	88.1%	88.1%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	59.5%	59.5%
Metropolitan Area Subtotal / Weighted Average					1,276	89.3%	88.9%

Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%

Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	107	73.8%	73.8%
150 West Jefferson	Detroit	MI	100.0%	1989	493	78.1%	78.1%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					930	85.4%	85.4%

Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	84.9%	66.4%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	77.1%
400 TownPark	Lake Mary	FL	100.0%	2008	176	31.3%	31.3%
Metropolitan Area Subtotal / Weighted Average					476	69.7%	61.6%

Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%
1200 Enclave Parkway	Houston	TX	100.0%	1999	150	78.7%	78.7%
Metropolitan Area Subtotal / Weighted Average					463	93.1%	93.1%

Piedmont Office Realty Trust, Inc.

Property Detail

As of March 31, 2012

Building Name	City	State	Percent Ownership		Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage

Los Angeles
26200 Enterprise Way	Lake Forest	CA	100.0%		2000	145	100.0%	100.0%
800 North Brand Boulevard	Glendale	CA	100.0%		1990	518	80.3%	80.3%
1055 East Colorado Boulevard	Pasadena	CA	100.0%		2001	175	62.3%	62.3%
Fairway Center II	Brea	CA	100.0%		2002	134	95.5%	95.5%
1901 Main Street	Irvine	CA	100.0%		2001	172	80.8%	80.8%
Metropolitan Area Subtotal / Weighted Average						1,144	81.9%	81.9%

Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%		2000	301	73.4%	73.4%
US Bancorp Center	Minneapolis	MN	100.0%		2000	927	95.4%	95.0%
One Meridian Crossings	Richfield	MN	100.0%		1997	195	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%		1998	189	91.5%	91.5%
Metropolitan Area Subtotal / Weighted Average						1,612	91.4%	91.2%

Nashville
2120 West End Avenue	Nashville	TN	100.0%		2000	312	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						312	100.0%	100.0%

New York
1111 Durham Avenue	South Plainfield	NJ	100.0%		1975	237	61.2%	61.2%
2 Gatehall Drive	Parsippany	NJ	100.0%		1985	405	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	300	26.3%	0.0%
Copper Ridge Center	Lyndhurst	NJ	100.0%		1989	268	97.0%	93.3%
60 Broad Street	New York	NY	100.0%		1962	1,027	99.8%	99.8%
600 Corporate Drive	Lebanon	NJ	100.0%		2005	125	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	297	99.7%	99.7%
Metropolitan Area Subtotal / Weighted Average						2,659	87.8%	84.5%

Philadelphia
1901 Market Street	Philadelphia	PA	100.0%		1987	761	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						761	100.0%	100.0%

Phoenix
River Corporate Center	Tempe	AZ	100.0%		1998	123	100.0%	0.0%
8700 South Price Road	Tempe	AZ	100.0%		2000	132	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%		2001	149	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%		2003	150	42.0%	42.0%
Metropolitan Area Subtotal / Weighted Average						554	84.3%	62.1%

Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%		1985	101	98.0%	98.0%
1201 Eye Street	Washington	DC	49.5	% (1)	2001	269	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5	% (1)	1986	225	99.1%	95.6%
3100 Clarendon Boulevard	Arlington	VA	100.0%		1987	250	100.0%	100.0%
400 Virginia Avenue	Washington	DC	100.0%		1985	224	93.3%	93.3%
4250 North Fairfax Drive	Arlington	VA	100.0%		1998	304	100.0%	100.0%
9211 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%
9221 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%
One Independence Square	Washington	DC	100.0%		1991	334	100.0%	100.0%
9200 Corporate Boulevard	Rockville	MD	100.0%		1982	109	100.0%	100.0%
11109 Sunset Hills Road	Reston	VA	100.0%		1984	41	0.0%	0.0%
Two Independence Square	Washington	DC	100.0%		1991	561	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%		2007	186	65.6%	65.6%
Piedmont Pointe II	Bethesda	MD	100.0%		2008	221	42.1%	23.5%
Metropolitan Area Subtotal / Weighted Average						3,055	91.8%	90.1%
Grand Total (2)						20,617	84.4%	81.1%

(1) Although Piemdont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity’s joint venture agreement.

(2) Piedmont's economic leased percentage as of March 31, 2012 was 75%. Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements.

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; the demand for office space, rental rates and property values may continue to lag the general economic recovery; our $500 Million Unsecured Facility matures in August 2012 and a failure to renew this facility could cause our business, results of operations, cash flows, financial condition and access to capital to be adversely affected; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our government tenants; we are and may continue to be subject to litigation; our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.